EXHIBIT 6.5

                                    GRID NOTE


$300,000.00                                          Port Washington, New York
                                                                April 11, 2001

     FOR VALUE RECEIVED, e-Data Corporation (the "Borrower"), with an office at 45 Wall Street, Suite 1022, New York, NY 10005, promises to pay to Bert E. Brodsky (the "Lender") or order, when due as provided herein at 26 Harbor Park Drive, Port Washington, New York, 11050, the aggregate unpaid principal amount of all advances made by the Lender to the Borrower from time to time (each an "Advance" and collectively the "Advances") as evidenced by the inscriptions made on Exhibit A attached hereto ("Exhibit A"), together with interest thereon at ten percent (10%) simple interest per annum. Interest shall accrue on a daily basis on the basis of the number of days outstanding of each Advance, based on a 365-day year, and shall be payable on April 1, 2002 and April 1, 2003, on which latter date the then-outstanding balance of all Advances shall also be due and payable hereunder. The aggregate amount of all Advances outstanding hereunder shall not at any time exceed $300,000.00

     All Advances and all payments of principal made on this Note may be inscribed by the Lender on Exhibit A. All Advances shall be repayable on April 1, 2003, or as otherwise provided below.

     Borrower may request an Advance by calling in a request to the Lender not later than 11:00 a.m. (Port Washington, New York time) on the fifth business day before the date of the proposed Advance. Advances shall be made in increments of $25,000.

     Borrower acknowledges and agrees that twenty five percent (25%) of all revenues which it receives in the course of its business from the licensing of patents, and from those against whom the Borrower has asserted infringement claims, whether or not such claims were the subject of any formal action or proceeding (the aggregate of revenues received from licensing and infringement claims hereinafter "Revenues") shall be applied exclusively to the payment of any amounts due hereunder. Such repayments shall be made on the first business day of each month following the receipt of said Revenues. The remainder of such Revenues shall be applied to the payment of the business obligations enumerated in exhibit B hereof, until such obligations enumerated in exhibit B have been paid in full. Should any amounts due under this Note remain unpaid following the payment in full of the obligations enumerated in exhibit B, thereafter fifty percent (50%) of Revenues shall be applied exclusively to payment of amounts due under this Note, until the earlier of (i) the date all such amounts shall have been paid or (ii) April 1, 2003, on which date the then-outstanding Advances, plus all accrued interest, shall be due and payable.



     The Lender may elect (but shall be under no obligation) to send to the Borrower written confirmation of the date and amount of each Advance, but any failure to do so shall not relieve the Borrower of the obligation to repay the Advance, with interest as hereinabove provided, when due. Unless the Borrower shall object to such confirmation in writing within five (5) days after receipt thereof, such confirmation shall be prima facie evidence of the facts stated therein.

     Each entry set forth on Exhibit A shall be prima facie evidence of the facts so set forth, except for any such facts as to which the Lender has sent to the Borrower a written confirmation and the Borrower has timely objected as provided herein. No failure by the Lender to make, and no error by the Lender in making, any inscription on Exhibit A shall affect the Borrower's obligation to repay the full principal amount advanced by the Lender to or for the account of the Borrower, or the Borrower's obligation to pay interest thereon at the agreed upon rate.

     If any of the following events or conditions shall happen or occur (in any case an "Event of Default"): (1) a default by the Borrower in the due and punctual payment of the whole of any amount due hereunder (except as specifically contemplated by the fourth paragraph in this Note); (ii) the sale of all or substantially all of the assets of the Borrower; (iii) the sale of any assets of the Borrower out of the ordinary course of business or for less than fair consideration; (iv) the merger, sale, consolidation or liquidation of the Borrower; (v) the application by the Borrower for, or consent by the Borrower to, the appointment of a receiver, trustee or liquidator of itself or of its property; (vi) the admission in writing by the Borrower of its inability to pay its debts as they mature; (vii) a general assignment by the Borrower for the benefit of creditors; (viii) the adjudication of the Borrower as a bankrupt or insolvent; (ix) the filing by the Borrower of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors; (x) the Borrower's taking advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or the Borrower's filing an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; or (xi) the Borrower having an involuntary petition in bankruptcy filed against it which is not dismissed or discharged within ninety (90) days, and which is not being actively challenged by the debtor, then and in each and every such Event of Default, the Lender may, without notice to the Borrower, declare the entire unpaid principal amount of this Note then outstanding plus accrued interest to be forthwith due and payable whereupon the same shall become forthwith due and payable.

     This Note may not be waived, changed, modified or discharged orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     No failure by the holder hereof to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such holder of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the holder hereof as herein specified are cumulative and not exclusive of any other rights or remedies which such holder may otherwise have.

     Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of any agent or attorneys for collection upon default or maturity, the Borrower agrees to pay, in addition to all other amounts due and payable hereunder, all cost and expenses of collection or attempting to collect this Note, including reasonable attorneys' fees.

     The Borrower and any endorsers hereof, for themselves and their respective representatives, successors and assigns, expressly (a) waive presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, diligence in collection, any and all counterclaims and / or rights of set off and trial by jury and (b) consent that the Lender may release or surrender, exchange or substitute any property or other collateral or security now held or which may hereafter be held as security for the payment of this Note, and may release any guarantor, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

     Any notice, demand or request relating to any matter set forth herein shall be in writing and shall be deemed effective when hand delivered, when mailed, postage prepaid, by registered or certified mail, return receipt requested, or by overnight mail or nationally recognized overnight courier to the Borrower or the Lender at its address stated herein or at such other address of which it shall have notified the party giving such notice in writing as aforesaid.

     The Lender shall be entitled to assign all or any portion of its right, title and interest in this Note at its sole discretion without notice to Borrower, provided that the Borrower shall continue to make payments required hereunder to the Lender until it has received notice of change of address for payments as provided herein.

     Notwithstanding any other provision of this Note, all payments made hereunder shall be applied first to payment of sums payable hereunder other than interest and principal, second to any interest on the principal balance outstanding hereunder, and third to principal.

     This Note may be prepaid in whole or in part upon three (3) days' prior written notice to Lender without penalty together with interest thereon up to and including the date of such prepayment (notwithstanding that interest hereunder is otherwise calculated on a monthly basis). All prepayments of principal hereunder shall be made in multiples of $25,000. In the event that the Borrower shall prepay this Note in part, then the principal amount of such prepayment in part shall be applied to the then unpaid principal balance of each Advance in the inverse order of the dates of such Advances.

     This Note shall be governed by the laws of the State of New York, excluding choice of law principles thereof. In the event any clause or part of this Note shall be held or declared to be void, illegal or invalid for any reason, all other clauses or parts of this Note which can be effected without such void, illegal or invalid clause or part shall nevertheless continue in full force and effect.


                                                   E-data Corporation



                                                    By: /s/ Tibor T. Tallos
                                                            Tibor T. Tallos,
                                                               President

                                    EXHIBIT A

                        SCHEDULE OF ADVANCES AND PAYMENTS

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Date of                 Amount of             Amount of            Aggregate             Approval
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Advance                 Advance               Principal            Outstanding           Of Lender
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Or Payment                                    Paid or              Principal
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                                              PREPAID              BALANCE
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

                                    Exhibit B

                         Qualified Corporate Obligations

Obligations due, owing and fully payable as of April 1, 2001:
  CPA firm:                             $14,000
  General Patent Corp.                   40,000
  OTC Inc. (Stock xfer. agent)            3,400
  Caviour Grp. (Media services)          16,000
                                        $73,400


Urgent expenditures as of April 1, 2001:
  Dir. & Officers Insurance        $22,000 (balance of $36,000 @ $6,000 monthly)
  Intecap (Retainer)                20,000 (Infringement claim valuation)
  Patent law firm                   20,000 (Replace current counsel)
  Website development                9,000 (Reference info for infringers)
  Laptop computers/dock stations     5,000 (2 executives)
                                   $76,000

Recurrent monthly operating costs:

  Consultant compensation         $13,00
  D&O Insurance payment            6,000
  General Patent                  20,000
  Intecap                          5,000
  Misc. Professional               5,000 (CPA, Corp. legal, Stock transfer)
  Travel, car rent                 1,000
  Infringer support costs         12,000 (Direct bill expense, mailing, filing)
         Misc. corp.               4,000
                                 $66,000 Recurring